CONVERGENCE COMMUNICATIONS, INC.

SCHEDULE II:  VALUATION AND QUALIFYING ACCOUNTS

                                                                Additions
                                                        -------------------------
                                        Balance-at-      Charged-       Charged-      Deductions    Balance-at-
                                     Beginning-of-Year   to-Cash-      to-Other-                        End-of-
                                                           and-         Accounts                           Year
                                                         Expenses
       Description
Year-ended-December-31,-1999:

Deducted-from-assets-accounts
Accounts-Receivable:

   Allowance                            $   328,283   $   363,005                    $   324,840    $   366,448
Inventory:
   Reserve                                  259,579                                                     259,579
Deferred-tax-assets:
   Valuation-allowance                    5,452,292                    4,644,076                     10,096,368

Year-ended-December-31,-1998:

Deducted-from-assets-accounts
Accounts-receivable:
   Allowance                           -----------        328,283                                       328,283
Inventory:
   Reserve                             -----------        259,579                                       259,579
Deferred-tax-assets:
   Valuation-allowance                    1,550,426                    3,901,866                      5,452,292

Year-ended-December-31,-1997:

Deducted-from-assets-accounts
Accounts-receivable:
   Allowance                            -----------
Inventory:
   Reserve                              -----------
Deferred-tax-assets:
   Valuation-allowance                      398,610                    1,151,816                      1,550,426

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